Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-289823 on Form S-1 of our report dated April 17, 2025, relating to the financial statements of WaterBridge NDB Operating LLC. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Houston, Texas

September 15, 2025